Exhibit 10.35
FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
STRONGHOLD DIGITAL MINING HOLDINGS LLC
DATED AS OF MARCH 14, 2023
THE LIMITED LIABILITY COMPANY INTERESTS IN STRONGHOLD DIGITAL MINING HOLDINGS LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

Exhibit 10.35

Exhibit 10.35

FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
STRONGHOLD DIGITAL MINING HOLDINGS LLC
This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”), is entered into as of March 14, 2023, and shall be effective as of the Effective Date (as defined herein), by and among Stronghold Digital Mining Holdings LLC, a Delaware limited liability company (the “Company”), Stronghold Digital Mining, Inc., a Delaware corporation (“PubCo”), Q Power LLC, a Delaware limited liability company (“Q Power”), any other parties listed on Exhibit A hereto and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.
RECITALS
WHEREAS, the Company is governed by that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 14, 2022, as modified by that certain Amendment No. 1 to the Fourth Amended and Restated Limited Liability Company Agreement of the Company, effective as of October 25, 2022 (as has been amended from time to time, the “Existing LLC Agreement”);
WHEREAS, each Common Unit (other than any Common Unit held by the PubCo Holdings Group) may be redeemed, at the election of the holder of such Common Unit (together with the surrender and delivery by such holder of one Voting Share), for one Common Share in accordance with the terms and conditions of this Agreement;
WHEREAS, pursuant to an arbitration award (the “Arbitration Award”) granted in favor of McClymonds Supply & Transit Company, Inc. and DTA, L.P. against Scrubgrass Generating Company, L.P. (now known as Scrubgrass Reclamation Company, L.P.), an entity disregarded as separate from the Company for U.S. federal income tax purposes, certain members of Q Power have agreed to incur and pay (and have already incurred and paid a portion of) the amount of the Arbitration Award on behalf of the Company;
WHEREAS, Stronghold Digital Mining Equipment LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and WhiteHawk Finance LLC, a

Exhibit 10.35
Delaware limited liability company (“WhiteHawk”), entered into that certain First Amendment to Financing Agreement dated as of March 28, 2022 (the “Financing Amendment”), and, subsequently, PubCo, the Company, and WhiteHawk entered into that certain Credit Agreement dated as of October 27, 2022 (the “WH Credit Agreement”);
WHEREAS, in connection with the Financing Amendment, PubCo granted to WhiteHawk the right to purchase from PubCo a number of Common Shares at a price per share equal to $0.01 pursuant to that certain Stock Purchase Warrant dated as of March 28, 2022, and, subsequently, in connection with the WH Credit Agreement, PubCo granted to WhiteHawk the right to purchase from PubCo a number of Common Shares at a price per share equal to $0.0001 pursuant to that certain Stock Purchase Warrant dated as of October 27, 2022;
WHEREAS, pursuant to certain anti-dilution provisions in previous stock purchase warrant agreements between PubCo and WhiteHawk, PubCo granted to WhiteHawk the right to purchase from PubCo a number of Common Shares at a price per share equal to $0.01 pursuant to that certain Stock Purchase Warrant dated as of August 3, 2022;
WHEREAS, PubCo entered into that certain Note and Warrant Purchase Agreement, dated as of May 15, 2022, with certain Purchasers (as defined therein), pursuant to which the Purchasers purchased, in the aggregate, for an aggregate purchase price of $27,000,000 in cash: (i) $33,750,000 aggregate principal amount of 10.00% unsecured convertible promissory notes (the “2022 Notes”), which the parties intend to be treated as equity of PubCo for U.S. federal and applicable state and local income tax purposes, and (ii) warrants (the “2022 Warrants”) representing the right to purchase up to 6,318,000 Common Shares at an exercise price of $2.50 (as may be amended from time to time, the “2022 Private Placement”), and in accordance with Section 3.1(b) and (d), (i) PubCo contributed the net proceeds of the 2022 Private Placement to the Company concurrently with the closing thereof, and in exchange therefor the Company issued to PubCo (A) a number of Units with rights and privileges corresponding to the 2022 Warrants designated as “2022 Warrant Units” (such Units, the “2022 Warrant Units”) corresponding to the number of 2022 Warrants issued in the 2022 Private Placement and (B) a Unit with rights and privileges corresponding to the 2022 Notes designated as the “May 2022 Preferred Unit” (such Unit, the “May 2022 Preferred Unit”);
WHEREAS, (A) on August 16, 2022, PubCo entered into an agreement with the holders of the 2022 Notes and 2022 Warrants under which (i) the principal balance of the 2022 Notes was reduced by an aggregate of $11.25 million, (ii) the conversion feature of the 2022 Notes was removed, and (iii) the strike price of the aggregate 6,318,000 2022 Warrants was reduced from $2.50 to $0.01, (B) PubCo issued 2,675,606 2022 Warrants, with a $0.01 per share strike price, as amortization payments under the 2022 Notes, and (C) on February 20, 2023, PubCo consummated the transactions contemplated pursuant to the Exchange Agreement, dated December 30, 2022, with the holders of the 2022 Notes under which the outstanding aggregate $17,893,750 owed to the holders of the 2022 Notes was cancelled in exchange for the issuance of 23,102 shares of a new series of convertible preferred stock (the “Series C Preferred Stock”) that, among other things, may convert into Common Shares or pre-funded warrants that may be exercised for Common Shares at a conversion price of $0.40 per share, and the May 2022 Preferred Unit was converted into a number of Preferred PubCo Units corresponding to such shares of Series C Preferred Stock (as converted, the “Series C Preferred Units”);
WHEREAS, PubCo entered into those certain Securities Purchase Agreements, dated as of September 13, 2022, with certain Purchasers (as defined therein), pursuant to which the Purchasers purchased, in the aggregate, 2,876,759 shares of Common Shares, warrants to

Exhibit 10.35
purchase an aggregate of 5,602,409 shares of Common Shares at an initial exercise price of $1.75 per share (the “Second 2022 Warrants”), and pre-funded warrants to purchase 2,725,650 shares of Common Shares at a purchase price of $1.60 per pre-funded warrant (the “2022 Pre-Funded Warrants”), each such 2022 Pre-Funded Warrant having an exercise price of $0.0001 per warrant share (as may be amended from time to time, the “Second 2022 Private Placement”), and in accordance with Section 3.1(b) and (d), (i) PubCo contributed the net proceeds of the Second 2022 Private Placement to the Company concurrently with the closing thereof, and in exchange therefor the Company issued to PubCo (A) a number of Common Units corresponding to the number of Common Shares issued in the Second 2022 Private Placement, (B) a number of Units with rights and privileges corresponding to the Second 2022 Warrants designated as “Second 2022 Warrant Units” (such Units, the “Second 2022 Warrant Units”) corresponding to the number of Second 2022 Warrants issued in the Second 2022 Private Placement and (C) a number of Units with rights and privileges corresponding to the 2022 Pre-Funded Warrants designated as “2022 Pre-Funded Warrant Units” (such Units, the “2022 Pre-Funded Warrant Units”) corresponding to the number of 2022 Pre-Funded Warrants issued in the Second 2022 Private Placement;

WHEREAS, the Units and other Equity Securities owned by each of the Members as of the date hereof are set forth on Exhibit A; and
WHEREAS, the Members of the Company desire to amend and restate the Existing LLC Agreement and adopt this Agreement, which shall supersede and replace the Existing LLC Agreement in its entirety as of the date hereof.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
A. Definitions
a.Definitions
. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:
1.“2022 Notes” is defined in the recitals to this Agreement.
2.“2022 Pre-Funded Warrants” is defined in the recitals to this Agreement.
3.“2022 Pre-Funded Warrant Units” is defined in the recitals to this Agreement.
4.“2022 Private Placement” is defined in the recitals to this Agreement.
5.“2022 Warrants” is defined in the recitals to this Agreement.
6.“2022 Warrant Units” is defined in the recitals to this Agreement.
7.“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding Law).
8.“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.
9.“Adjusted Basis” has the meaning given such term in Section 1011 of the Code.
10.“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:
credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after

Exhibit 10.35
taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and
i.debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.
a.“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided that, for purposes of this Agreement, (a) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (b) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.
b.“Agreement” is defined in the preamble to this Agreement.
c.“B. Riley Warrant Units” means those Warrant Units issued by the Company, in accordance with Section 3.1(b), corresponding to those certain warrants issued by PubCo to B. Riley Securities, Inc. on each of March 19, 2021, and May 14, 2021. For the avoidance of doubt, (i) the B. Riley Warrant Units have been, and shall continue to be, treated as Units for U.S. federal income tax purposes under this Agreement unless expressly noted otherwise, and (ii) for U.S. federal (and applicable state and local) income tax purposes, the B. Riley Warrant Units are intended to constitute “profits interests” within the meaning of IRS Revenue Procedure 93-27 and IRS Revenue Procedure 2001-43.
d.“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.
e.“Board” means the board of directors of PubCo.
f.“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks in the city of the Company’s principal place of business are generally open for business.
g.“Business Opportunities Exempt Party” is defined in Section 7.4.
h.“Buyback Tax” is defined in Section 6.7.
i.“Call Right” is defined in Section 3.6(n).
j.“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 3.4.
k.“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.
l.“Cash Election” means an election by the Company to redeem Units for cash pursuant to Section 3.6(d) or an election by PubCo (or such designated member(s) of the PubCo Holdings Group) to purchase Units for cash pursuant to an exercise of its Call Right set forth in Section 3.6(n).
“Cash Election Amount” means with respect to a particular Redemption for which a Cash Election has been made, (a) other than in the case of clause (b), if the Common Shares trade on a securities exchange or automated or electronic quotation system, an amount of cash

Exhibit 10.35
equal to the product of (i) the number of Common Shares that would have been received in such Redemption if a Cash Election had not been made and (ii) the average of the volume-weighted closing price for a Common Share on the principal U.S. securities exchange or automated or electronic quotation system on which the Common Shares trade, as reported by Bloomberg, L.P., or its successor, for each of the 10 consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Common Shares; (b) if the Cash Election is made in respect of a Redemption Notice issued by a Redeeming Member in connection with a Public Offering (or PubCo consummates a Public Offering to fund such Cash Election), an amount of cash equal to the product of (i) the number of Common Shares that would have been received in such Redemption if a Cash Election had not been made and (ii) the price per Common Share sold to the public in such Public Offering (reduced by the amount of any Discount associated with such Common Share), and (c) if the Common Shares do not trade on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of Common Shares that would have been received in such Redemption if a Cash Election had not been made and (ii) the Fair Market Value of one Common Share, as determined by the Managing Member in Good Faith, that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller and without any discounts for liquidity or minority discount.
a.“Change of Control” means the occurrence of any of the following events or series of events after the date hereof:
b.(a) any Person (excluding a corporation or other entity owned, directly or indirectly, by the shareholders of PubCo in substantially the same proportions as their ownership of PubCo Shares and excluding Q Power and its Affiliates) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the rules promulgated under the Exchange Act), directly or indirectly, of securities of PubCo representing more than 50% of the combined voting power of PubCo’s then outstanding voting securities;
c.(b) there is consummated a merger or consolidation of PubCo with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of PubCo immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or
(c) the shareholders of PubCo approve a plan of complete liquidation or dissolution of PubCo or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by PubCo of all or substantially all of PubCo’s assets, other than such sale or other disposition by PubCo of all or substantially all of PubCo’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of PubCo in substantially the same proportions as their ownership of PubCo immediately prior to such sale.
a.“Change of Control Exchange Date” is defined in Section 3.6(q).
b.“Code” means the United States Internal Revenue Code of 1986, as amended.
c.“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

Exhibit 10.35
d.“Common Shares” means, as applicable, (a) the Class A Common Stock or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Common Shares or into which the Common Shares is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
e.“Common Units” means the Units designated as “Class A Common Units” and corresponding to the Common Shares.
f.“Company” is defined in the preamble to this Agreement.
g.“Company Level Taxes” means any U.S. federal, state, or local taxes, additions to tax, penalties, and interest payable by the Company or any of its Subsidiaries as a result of any examination of the Company’s or any of its Subsidiaries’ affairs by any U.S. federal, state, or local tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.
h.“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.
i.“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any “designated individual,” if applicable, as defined in the Treasury Regulations promulgated thereunder (including, in each case, any similar capacity or role under relevant state or local law), as appointed pursuant to Section 9.5.
j.“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.
k.“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.
l.“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local Law.
m.“Covered Person” is defined in Section 6.2(a).
n.“Debt Securities” means any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of any member of the PubCo Holdings Group.
o.“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “ remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for

Exhibit 10.35
such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.
p.“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding Law).
q.“Discount” means any underwriters’ discounts or commissions and brokers’ fees or commissions.
r.“Effective Date” means January 1, 2022, except that with respect to any Equity Securities or other securities described herein whose issuance occurred later than such date, “Effective Date” shall mean the date upon which such Equity Securities were issued.
s.“Equity Payment” is defined in Section 6.7.
t.“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing (including, for the avoidance of doubt, the 2022 Notes).
u.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
v.“Excess Tax Amount” is defined in Section 9.6(c).
w.“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).
x.“Existing LLC Agreement” is defined in the recitals to this Agreement.
y.“Fair Market Value” means the fair market value of any property as reasonably determined by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.
z.“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.
aa.“Financing Amendment” is defined in the recitals to this Agreement.
ab.“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.
ac.“GAAP” means U.S. generally accepted accounting principles at the time.

Exhibit 10.35
“Good Faith” means a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.
1.“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
2.“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:
a.the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;
b.the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this subsection (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);
c.the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;
d.the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” or “Losses” below or Section 4.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Managing Member determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a

Exhibit 10.35
transaction that would otherwise result in an adjustment pursuant to this subsection (d); and
e.if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses, and other items allocated pursuant to Article IV.
3.“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable, and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.
4.“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.
5.“Investment Company Act” means the Investment Company Act of 1940, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).
6.“Law” means any statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) of any Governmental Entity.
7.“Legal Action” is defined in Section 11.8.
8.“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
9.“Liquidating Event” is defined in Section 10.1.
10.“Managing Member” is defined in Section 6.1(a).
11.“May 2022 Preferred Unit” is defined in the recitals to this Agreement.
12.“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, in each case, that has not made a disposition of such Person’s entire Interest.
13.“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3).
14.“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).
15.“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Minority Member Redemption Date” is defined in Section 3.6(o).
“Minority Member Redemption Notice” is defined in Section 3.6(o).
1.“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.
2.“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).
3.“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

Exhibit 10.35
4.“Participating Warrant Units” means any Warrant Units corresponding to warrants issued by PubCo that are entitled to participate in dividends or other distributions with respect to the Common Shares.
5.“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any final or temporary Treasury Regulations, Revenue Rulings, and case Law interpreting Sections 6221 through 6241 of the Code (and any analogous provision of state or local tax Law).
6.“Permitted Transferee” means, with respect to any Member: (a) any Affiliate of such Member; (b) with respect to any Member that is a natural person or of which a majority of the outstanding Equity Securities and voting power with respect to the election of directors (or the selection of any other similar governing body in the case of an entity other than a corporation) are beneficially owned (as such term is defined under Rule 13d-3 of the Exchange Act) by a single natural person, a trust established by or for the benefit of such natural person of which only such natural person and his or her immediate family members are beneficiaries; and (c) upon the death of any Member that is a natural person, an executor, administrator or beneficiary of the estate of the deceased Member.
7.“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
8.“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.
9.“Preferred PubCo Unit” means any Unit issued by the Company, in accordance with Section 3.1(b), corresponding to any Equity Security (other than Common Shares or any other class of common equity) issued by PubCo, and that is not a Common Unit or Warrant Unit.
10.“Prior Partnership” means Scrubgrass Reclamation Company, LLC, a Delaware limited liability company (previously known as Scrubgrass Generating Company, L.P., a Delaware limited partnership).
11.“Proceeding” is defined in Section 6.2(a).
12.“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):
a.any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;
b.any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;
c.if the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of

Exhibit 10.35
such asset and shall, except to the extent allocated pursuant to Section 4.2, be taken into account for purposes of computing Profits or Losses;
d.gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;
e.in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;
f.to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
g.any items of income, gain, loss or deduction that are specifically allocated pursuant to the provisions of Section 4.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 4.2 will be determined by applying rules analogous to those set forth in subsections (a) through (f) above.
13.“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.
14.“PubCo” is defined in the recitals to this Agreement.
15.“PubCo Approved Change of Control” means any Change of Control specified in clause (b) of the definition thereof that meets the following conditions: (i) such Change of Control was approved by the Board prior to such Change of Control, (ii) such Change of Control results in an early termination of and acceleration of payments under the TRA, (iii) the terms of such Change of Control provide for the consideration for the Units in such Change of Control to consist solely of (A) freely and immediately tradeable common Equity Securities of an issuer listed on a National Securities Exchange or (B) cash, and (iv) if such consideration includes common equity, the market value of the outstanding common equity held by non-Affiliates of such issuer is at least twice as large as the market value of all of the outstanding common equity of PubCo, in each case on a fully-diluted basis immediately before the public announcement of such Change of Control.
16.“PubCo Holdings Group” means PubCo and each Subsidiary of PubCo (other than the Company and its Subsidiaries).
17.“PubCo Shares” means all shares of stock in PubCo, including the Common Shares and the Voting Shares.
18.“Public Offering” means an underwritten offering and sale of Equity Securities to the public pursuant to a registration statement, including a “bought” deal or “overnight” public offering.
19.“Q Power” is defined in the recitals to this Agreement.
“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Shares (other than as a result of a subdivision or combination or any transaction

Exhibit 10.35
subject to Section 3.1(e)), (b) any merger, consolidation or other combination involving PubCo, or (c) any sale, conveyance, lease, or other disposal
of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of PubCo Shares shall be entitled to receive cash, securities or other property for their PubCo Shares.
1.“Redeeming Member” is defined in Section 3.6(a).
2.“Redemption” means any redemption of Common Units for Common Shares pursuant to this Agreement.
3.“Redemption Date” means a Regular Redemption Date, a Special Redemption Date or, with respect to a Redemption pursuant to clause (x) of Section 3.6(e)(iii), the later of (a) the date specified in the Redemption Notice delivered by the Member and (b) the date that is ten (10) Business Days after the delivery of the Redemption Notice to the Company and PubCo.
4.“Redemption Notice” is defined in Section 3.6(b).
5.“Redemption Notice Date” means, with respect to any Regular Redemption Date or Special Redemption Date, the date that is 10 Business Days before such Redemption Date, and for any other Redemption Date, the date the Redemption Notice with respect to such Redemption Date is delivered, which date shall not be less than 10 Business Days before such Redemption Date.
6.“Redemption Right” is defined in Section 3.6(a).
7.“Regular Redemption Date” means a date within each fiscal quarter specified by PubCo from time to time, which will generally be set so that the corresponding Redemption Notice Date falls within a window after PubCo’s earnings announcement for the prior fiscal quarter or in connection with a Public Offering.
8.“Regulatory Allocations” is defined in Section 4.2(i).
9.“Second 2022 Private Placement” is defined in the recitals to this Agreement.
10.“Second 2022 Warrants” is defined in the recitals to this Agreement.
11.“Second 2022 Warrant Units” is defined in the recitals to this Agreement.
12.“Series C Preferred Stock” is defined in the recitals to this Agreement.
13.“Series C Preferred Units” is defined in the recitals to this Agreement.
14.“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).
15.“Special Redemption Date” means a date specified by PubCo in addition to or in lieu of the Regular Redemption Date during the same fiscal quarter. PubCo must specify a Special Redemption Date effective with any Public Offering.
16.“Subsequent TRA” means any tax receivable agreement (or comparable agreement), other than the TRA, entered into by PubCo or any of its Subsidiaries pursuant to which any member of the PubCo Holdings Group is obligated to pay over amounts with respect to tax benefits resulting from any tax attributes to which any member of the PubCo Holdings Group becomes entitled.
17.“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.
18.“Tax Contribution Obligation” is defined in Section 9.6(c).

Exhibit 10.35
19.“Tax Offset” is defined in Section 9.6(c).
20.“Tax-Related Distribution” is defined in Section 5.2.
21.“Tax-Related Liabilities” means (a) any U.S. federal, state and local and non-U.S. tax obligations owed by a Member (including any Company Level Taxes for which a Member is liable hereunder, but excluding any obligations to remit any amounts withheld from payments to third parties) and (b) any obligations of such Member under the TRA or any Subsequent TRA; provided, however, that, notwithstanding anything in this Agreement to the contrary, “Tax-Related Liabilities” shall not include Buyback Taxes.
22.“TRA” means that certain tax receivable agreement, dated as of April 1, 2021, by and among PubCo, Q Power and Gregory A. Beard, as agent, as the same may be amended, supplemented or restated from time to time.
23.“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
24.“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation (other than a bona fide pledge to secure Indebtedness) or other disposition and, when used as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of; provided, however, that, notwithstanding anything in this Agreement to the contrary, the transfer of Equity Securities in Q Power or any direct or indirect owner thereof shall not be deemed a Transfer for any purpose of this Agreement. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
“Transfer Agent” means AST Financial or such other agent or agents of PubCo as may be designated by the Board as the transfer agent for the Common Shares.
1.“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.
2.“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware.
3.“Units” means the Common Units, WH Warrant Units, B. Riley Warrant Units, 2022 Warrant Units, Series C Preferred Units, Second 2022 Warrant Units, and 2022 Pre-Funded Warrant Units issued hereunder and shall also include any Equity Security of the Company issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.
4.“Voting Shares” means, as applicable, (a) the Class V Common Stock or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Voting Shares or into which the Voting Shares is

Exhibit 10.35
exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
5.“WH Credit Agreement” is defined in the recitals to this Agreement.
6.“WH Warrant Agreement” means any Stock Purchase Warrant pursuant to which PubCo grants to WhiteHawk the right to purchase from PubCo a number of Common Shares at a price per share equal to $0.01, including such Stock Purchase Warrants dated as of June 30, 2021, March 28, 2022, August 3, 2022, and October 27, 2022.
7.“WH Warrant Units” means any Warrant Units issued pursuant to any WH Warrant Agreement.
8.“Warrant Units” means any Units designated as “Warrant Units” issued by the Company, in accordance with Section 3.1(b), corresponding to any warrants issued by PubCo (including, for the avoidance of doubt, the WH Warrant Units, the 2022 Warrant Units, the B. Riley Warrant Units, the Second 2022 Warrant Units and the 2022 Pre-Funded Warrant Units), which shall be treated as Units for U.S. federal (and applicable state and local) income tax purposes under this Agreement unless expressly noted otherwise. It is intended that for U.S. federal (and applicable state and local) income tax purposes any Warrant Units corresponding to warrants issued by the Company that are properly respected as warrants for U.S. federal (and applicable state and local) income taxes constitute “profits interests” within the meaning of IRS Revenue Procedure 93-27 and IRS Revenue Procedure 2001-43.
9.“WhiteHawk” is defined in the recitals to this Agreement.
10.“Winding-Up Member” is defined in Section 10.2(a).
a.Interpretive Provisions
. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
i.all accounting terms not otherwise defined herein have the meanings assigned under GAAP;
ii.all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;
iii.when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;
iv.whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;
v.“or” is disjunctive and is not exclusive;
vi.pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;
vii.references to any Law shall include any successor legislation and all rules and regulations promulgated thereunder as in effect from time to time in accordance with the terms thereof and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law as amended from time to time;
viii.the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

Exhibit 10.35
ix.whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
B. ORGANIZATION OF THE LIMITED LIABILITY COMPANY
a.Formation
. The Company has been formed as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.
a.Filing
. The Company’s Certificate of Formation has been filed with the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.
a.Name
. The name of the Company is “Stronghold Digital Mining Holdings LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.
a.Registered Office; Registered Agent
. The location of the registered office of the Company and the name and address for service of process on the Company in the State of Delaware are as set forth in the Company’s Certificate of Formation, or such other office, qualified Person or address, as applicable, as the Managing Member may designate from time to time.
a.Principal Place of Business
. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.
a.Purpose; Powers
. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.
a.Term
. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article X.
a.Intent
. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” solely for U.S. federal (and applicable state and local) income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for any other purpose, including for purposes of Section 303 of the

Exhibit 10.35
Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.
A. OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
a.Authorized Equity Securities; General Provisions With Respect to Equity Securities and Debt Securities
i.Company Equity Securities Generally.
1.Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units (including Common Units, Warrant Units and Preferred PubCo Units) and such other Equity Securities as the Managing Member shall determine in accordance with Section 3.3. Each authorized Unit and other Equity Security may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units or other Equity Securities that have been repurchased or acquired by the Company.
2.Except to the extent explicitly provided otherwise herein (including Section 3.3), each outstanding Common Unit shall be identical and each outstanding Warrant Unit shall be identical to each other Warrant Unit in the same class.
3.Initially, none of the Units or other Equity Securities will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units or other Equity Securities, certificates will be issued and the Units or other Equity Securities will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units or other Equity Securities for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.1(a)(iii) shall be deemed to authorize or permit any Member to Transfer its Units or other Equity Securities except as otherwise permitted under this Agreement.
4.The total number of Units and other Equity Securities issued and outstanding and held by each Member as of the date hereof is set forth in Exhibit A hereto. In the case of any Transfers of Interests, the issuance of additional Equity Securities, the redemption or conversion of any Units or other Equity Securities and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.1(e), in each case, in accordance with the terms of this Agreement, the Company shall be authorized to update Exhibit A, or any other books and records of the Company, to reflect such action, and the total number of Units and other Equity Securities issued and outstanding and held by each Member shall be as reflected in the books and records of the Company.
ii.Issuances of Company Equity Securities and Company Debt Securities Generally.
a.If, at any time after April 1, 2021, PubCo issues a Common Share or any other Equity Security of PubCo (other than

Exhibit 10.35
Voting Shares), (1) one or more member(s) of the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds (in cash or other property, as the case may be), if any, received by PubCo for such Common Share or other Equity Security and (2) the Company shall concurrently issue to the relevant member(s) of the PubCo Holdings Group (and the Company shall be deemed to have automatically issued to such member(s) of the PubCo Holdings Group without further action or agreement), in accordance with the contributions made by each such member pursuant to clause (1), if any, one Common Unit (if PubCo issues a Common Share), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Common Shares) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other Liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo to be issued. Notwithstanding the foregoing:
If PubCo issues any Common Shares in order to acquire or fund the acquisition from a Member (other than any member of the PubCo Holdings Group) of a number of Common Units (and Voting Shares) equal to the number of Common Shares so issued, then the Company shall not issue any new Units in connection therewith and, where such Common Shares have been issued for cash to fund such an acquisition by any member of the PubCo Holdings Group pursuant to a Cash Election, the PubCo Holdings Group shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred by such member of the PubCo Holdings Group to such Member as consideration for such acquisition as required pursuant to Section 3.6(n). For the avoidance of doubt, if PubCo issues any Common Shares or other Equity Security for cash to be used to fund the direct or indirect acquisition by any member of the PubCo Holdings Group of any Person or the assets of any Person, then the PubCo Holdings Group shall not be required to transfer such cash proceeds to the Company but instead such member of the PubCo Holdings Group shall be required to contribute (or cause to be contributed) such Person or the material assets and Liabilities of such Person to the Company or any of its Subsidiaries.
i.This Section 3.1(b)(i) shall not apply (I) to the issuance and distribution to holders of PubCo Shares of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any Redemption of Common Units for Common Shares, such Common Shares will be issued together with a corresponding right under such plan) or (II) to the issuance under PubCo’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but

Exhibit 10.35
shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property.
1.Except pursuant to Section 3.6 or Section 6.7, (A) the Company may not issue any additional Units to any member of the PubCo Holdings Group unless substantially simultaneously therewith a member of the PubCo Holdings Group issues or sells an equal number of newly issued Common Shares to another Person, and (B) the Company may not issue any other Equity Securities of the Company to any member of the PubCo Holdings Group unless substantially simultaneously such member of the PubCo Holdings Group issues or sells, to another Person, an equal number of newly issued shares of a new class or series of Equity Securities of such member of the PubCo Holdings Group with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other Liabilities borne by PubCo) and other economic rights as those of such Equity Securities of the Company.
2.If at any time any member of the PubCo Holdings Group issues Debt Securities, such member of the PubCo Holdings Group shall transfer to the Company (in a manner to be determined by the Managing Member in its reasonable discretion) the proceeds received by such member of the PubCo Holdings Group in exchange for such Debt Securities (or if such proceeds are used to fund the direct or indirect acquisition by a member of the PubCo Holdings Group of any Person or the assets of any Person, then such Person or the material assets and liabilities of such Person) in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.
iii.Issuances of Company Equity Securities Upon Exercise, Conversion or Exchange of PubCo Equity Securities. If any Equity Security outstanding at PubCo is exercised or otherwise converted or exchanged and, as a result, any Common Shares or other Equity Securities of PubCo are issued, (A) the corresponding Equity Security outstanding at the Company shall be similarly exercised or otherwise converted or exchanged, as applicable, and an equivalent number of Units or other Equity Securities of the Company shall be issued to the PubCo Holdings Group as contemplated by the first sentence of Section 3.1(b)(i), and (B) the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds, if any, received by the PubCo Holdings Group from any such exercise or other conversion or exchange. For the avoidance of doubt, each outstanding Warrant Unit shall automatically convert into a number of Common Units equal to the number of Common Shares issued upon the exercise of the corresponding warrant issued by PubCo; provided that, if the Warrant Units are certificated, each holder of Warrant Units shall surrender all of its Warrant Units to the Company.

Exhibit 10.35
iv.Certain Redemptions of Equity Securities by or from the PubCo Holdings Group.
1.No member of the PubCo Holdings Group may redeem, repurchase or otherwise acquire (other than pursuant to Section 3.1(c) or from another member of the PubCo Holdings Group) (A) any Common Shares (including upon forfeiture of any unvested Common Shares) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Units for the same price per security or (B) any other Equity Securities of PubCo (other than Voting Shares), unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other Liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo for the same price per security.
2.The Company may not redeem, repurchase or otherwise acquire, except pursuant to Section 3.1(c) or Section 3.6, (A) any Common Units from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires an equal number of Common Shares for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation, but taking into account differences resulting from any tax or other Liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo.
3.Notwithstanding the foregoing, to the extent that any consideration payable by the PubCo Holdings Group in connection with the redemption or repurchase of (or repayment of principal outstanding on) any Common Shares or other Equity Securities of PubCo consists (in whole or in part) of Common Shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.
v.Subdivision or Combination of Company Equity Securities or PubCo Equity Securities. The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split,

Exhibit 10.35
reclassification, recapitalization or otherwise) of the outstanding Equity Securities of the Company unless accompanied by an identical subdivision or combination, as applicable, of the related outstanding PubCo Shares, with corresponding changes made with respect to any other exchangeable or convertible securities. Unless in connection with any action taken pursuant to Section 3.1(g), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Shares unless accompanied by an identical subdivision or combination, as applicable, of the related outstanding Units or other Equity Securities of the Company (if any), with corresponding changes made with respect to any other exchangeable or convertible securities.

i.Redemption of Units by Company to Fund Acquisitions. Notwithstanding any other provision of this Agreement:
1.The Company may redeem Units from the PubCo Holdings Group for cash to fund any direct or indirect acquisition by the PubCo Holdings Group of another Person; provided that, promptly after such redemption and acquisition, the PubCo Holdings Group contributes or causes to be contributed, directly or indirectly, such Person or the material assets and Liabilities of such Person to the Company or any of its Subsidiaries in exchange for a number of Units equal to the number of Units so redeemed.
2.The Company may redeem Units from the PubCo Holdings Group for all or a portion of the stock or other equity interests of a Subsidiary of the Company held by the Company; provided that, promptly after such redemption and any related transactions, the PubCo Holdings Group contributes or causes to be contributed, directly or indirectly, the material assets and liabilities of such Subsidiary to the Company or any of its other Subsidiaries in exchange for a number of Units equal to the number of Units so redeemed.
ii.Excess PubCo Holdings Group Cash. Notwithstanding any other provision of this Agreement, if the PubCo Holdings Group acquires or holds any material amount of cash in excess of any monetary obligations it reasonably anticipates (including as a result of the receipt of distributions pursuant to Section 5.2 for any period in excess of the Tax-Related Liabilities of PubCo Holdings Group for such period), the Managing Member may, in its sole discretion:
1.contribute (or cause to be contributed) such excess cash amount to the Company in exchange for a number of Common Units or other Equity Securities of the Company determined in its sole discretion, and distribute to the holders of Common Shares, if the Company issues Common Units to the PubCo Holdings Group, Common Shares, or, if the Company issues Equity Securities of the Company other than Common Units to the PubCo Holdings Group, such other Equity Security of PubCo corresponding to the Equity

Exhibit 10.35
Securities issued by the Company and with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of the Company issued, or
2.use such excess cash amount in such other manner, and make such other adjustments to or take such other actions with respect to the capitalization of PubCo and the Company and to the one-to-one exchange ratio between Common Units and Common Shares, as the Managing Member in Good Faith determines to be fair and reasonable to the shareholders of PubCo and to the Members and to preserve the intended economic effect of this Section 3.1, Section 3.6 and the other provisions hereof.
iii.Cancellation of Voting Shares in Certain Circumstances. Upon any redemption, repurchase, exchange or other acquisition and/or cancellation by, or forfeiture to, the Company of Units held by any Person (other than (i) any Member of the PubCo Holdings Group or (ii) as a result of any restructuring where substantially similar interests are issued to the holders of such Units), a corresponding number of Voting Shares held by such Person shall be automatically forfeited and cancelled for no consideration; provided, however, that this Section 3.1(h) shall not apply to any Units whose issuance was not accompanied by a corresponding issuance of Voting Shares.

a.Voting Rights
. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the approval of Members under this Agreement. Except as otherwise required by the Act, each Common Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights will vote together as a single class on all matters to be approved by the Members.
a.Capital Contributions; Unit Ownership
.
i.Capital Contributions. Except as otherwise set forth in Section 3.1 with respect to the obligations of the PubCo Holdings Group, no Member shall be required to make additional Capital Contributions.
ii.Issuance of Additional Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member (i) subject to the limitations of Section 3.1, additional Equity Securities in the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Units), and (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable for Equity Securities in the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any

Exhibit 10.35
Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the reasonable discretion of the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. In that event, the Managing Member shall update the Company’s books and records to reflect such additional issuances. Subject to Section 11.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Equity Securities in the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of, any class or series of Equity Securities in the Company pursuant to this Section 3.3(b); provided that, notwithstanding the foregoing, the Managing Member shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Member) and notwithstanding any other provision of this Agreement (including Section 11.1) if such amendment is necessary, and then only to the extent necessary, in order to consummate any offering of PubCo Shares or other Equity Securities of PubCo provided that the designations, preferences, rights, powers and duties of any such additional Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such PubCo Shares or other Equity Securities of PubCo.
b.Capital Accounts
. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 4.1 and any other items of income or gain allocated to such Member pursuant to Section 4.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject, and taking into account the last sentence of this Section 3.4) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 4.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 4.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). If a Transfer of Units is made in accordance with this Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 3.6(g)), the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l). Except as otherwise required by applicable Law, the Members and the Company agree that, for U.S. federal and applicable state and local income tax purposes, upon the issuance to any member of the PubCo Holdings Group of a Preferred PubCo Unit corresponding to an Equity Security of PubCo issued with a discount, to the extent determined by the Managing Member to be necessary and appropriate with respect to such Preferred PubCo Unit, such member of the PubCo

Exhibit 10.35
Holdings Group shall be treated as contributing to the Company an intangible asset with an initial Gross Asset Value equal to the amount of such discount.
a.Other Matters
.
i.No Member shall be entitled to a return on or of its Capital Contributions or withdraw from the Company without the consent of the Managing Member.
ii.No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 6.7 or as otherwise contemplated by this Agreement.
iii.The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, any of the other Members, the creditors of the Company, or any other third party, for any debt or Liability of the Company, whether arising in Contract, tort or otherwise, solely by reason of being a Member of the Company.
iv.Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.
b.Redemption of Common Units
.
i.Each Member other than the PubCo Holdings Group shall be entitled from time to time to cause the Company to redeem all or a portion of such Member’s Common Units (such Member a “Redeeming Member”), together with the surrender and delivery of an equal number of Voting Shares, in exchange for Common Shares or, at the Company’s election under certain circumstances, cash in accordance with Section 3.6(d) (referred to herein as the “Redemption Right”), upon the terms and subject to the conditions set forth in this Section 3.6 and subject to PubCo’s (or such designated member(s) of the PubCo Holdings Group’s) Call Right as set forth in Section 3.6(n).
ii.In order to exercise its Redemption Right, each Redeeming Member shall provide written notice in a reasonable form as the Company may provide from time to time (the “Redemption Notice”) to the Company and PubCo, on or before any Redemption Notice Date, stating that the Redeeming Member elects to have redeemed on the next Redemption Date a stated number of Common Units, together with the surrender and delivery of an equal number of Voting Shares. Upon delivery of any Redemption Notice by any Member on or before any Redemption Notice Date, such Member may not revoke or rescind such Redemption Notice after such Redemption Notice Date. If the Common Shares are publicly traded, any Redemption Notice may be made contingent on the price of a Common Share at the close of business on the last Trading Day prior to the Redemption Date (as reported by Bloomberg, L.P. or its successor)

Exhibit 10.35
being equal to or above a price specified in the Redemption Notice. Any Redemption Notice delivered for a Redemption on a Special Redemption Date may be made contingent on the consummation of the Public Offering or other transaction described in the notice of the Managing Member specifying such Special Redemption Date.
iii.On any Redemption Date for which any Member delivered a Redemption Notice with respect to Common Units, unless the Company elects to pay cash in accordance with Section 3.6(d) or PubCo (or such designated member(s) of the PubCo Holdings Group) exercises its Call Right pursuant to Section 3.6(n), subject to Section 3.6(f), on such Redemption Date such number of Common Units, together with the surrender and delivery of an equal number of Voting Shares, shall be redeemed for an equal number of Common Shares.
iv.The Company shall be entitled to elect to settle any Redemption by delivering to the Redeeming Member, in lieu of the applicable number of Common Shares that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such shares.
v.Subject to Section 3.6(f), each Member’s Redemption Right shall be subject to the following limitations and qualifications:
1.Except as provided herein, Redemptions shall only be permitted on each Redemption Date.
2.Except as provided in clause (iii)(y) below and absent the prior written consent of the Managing Member (not to be unreasonably withheld, conditioned or delayed), with respect to any Redemption, a Redeeming Member shall be required to redeem at least a number of Common Units equal to the lesser of 0.1% of the total number of all outstanding Common Units and all of the Common Units then held by such Redeeming Member.
3.Notwithstanding anything to the contrary in this Agreement, a Redeeming Member may exercise its Redemption Right (x) with respect to at least 2.0% of the total number of all outstanding Common Units at any time or (y) with respect to any of the then-held Common Units of such Member if such Redemption Right is exercised in connection with a valid exercise of such Member’s rights to have the Common Shares issuable in connection with such Redemption to participate in a Public Offering.
4.Any Redemption of Common Units may be limited in accordance with the terms of any agreements or instruments entered into in connection with such issuance, as deemed necessary or desirable in the discretion of the Managing Member.
vi.The Managing Member may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions), solely to the extent it determines such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Furthermore, the Managing Member may require any Member or group of Members to redeem all of their Common Units to the extent it determines, that such

Exhibit 10.35
Redemption is necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the Managing Member to such Member or group of Members requiring such Redemption, such Member or group of Members shall exchange, subject to exercise by PubCo (or such designated member(s) of the PubCo Holdings Group) of the Call Right pursuant to Section 3.6(n), all of their Common Units effective as of the date specified in such notice (and such date shall be deemed to be a Redemption Date for purposes of this Agreement) in accordance with this Section 3.6 and otherwise in accordance with the requirements set forth in such notice.
vii.For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Member, the Company and PubCo (and any other member of the PubCo Holding Group), as the case may be, agree to treat each Redemption and, if PubCo (or another member of the PubCo Holdings Group) exercises its Call Right, each transaction between the redeeming or selling Member and PubCo (or such other member of the PubCo Holdings Group), as a sale of such Member’s Common Units (together, if applicable, with the same number of Voting Shares) to PubCo (or such other member of the PubCo Holdings Group) in exchange for Common Shares or cash (and any associated payments made pursuant to the TRA or any applicable Subsequent TRA), as applicable.
viii.Each Redemption shall be deemed to have been effected on the applicable Redemption Date. Any Member redeeming Common Units in accordance with this Agreement may request that the Common Shares to be issued upon such Redemption be issued in a name other than such Member. Any Person or Persons in whose name or names any Common Shares are issuable on any Redemption Date shall be deemed to have become, on such Redemption Date, the holder or holders of record of such shares.
ix.If the redeemed Common Units (or the Voting Shares to be transferred and surrendered) are represented by a certificate or certificates, prior to the Redemption Date, the Redeeming Member shall also present and surrender such certificate or certificates representing such Common Units (or Voting Shares) during normal business hours at the principal executive offices of the Company or at the office of the Transfer Agent. If required by the Managing Member, any certificate for Common Units (or Voting Shares) surrendered to the Company or Transfer Agent hereunder shall be accompanied by instruments of Transfer, in forms reasonably satisfactory to the Managing Member and the Transfer Agent, duly executed by the Redeeming Member or the Redeeming Member’s duly authorized representative.
x.Unless a member of the PubCo Holdings Group has elected its Call Right pursuant to Section 3.6(n) with respect to any Redemption, on the relevant Redemption Date and immediately prior to such Redemption, (i) the Redeeming Member shall Transfer and surrender the redeemed Common Units (and a corresponding number of Voting Shares) to the Company, (ii) PubCo (or such other member(s) of the PubCo Holdings Group) shall contribute to the Company the consideration the Redeeming Member is

Exhibit 10.35
entitled to receive under Section 3.6(c) (including if the Company exercises its right to deliver the Cash Election Amount pursuant to Section 3.6(d)) and the Company shall issue to PubCo (or such other member(s) of the PubCo Holdings Group) a number of Common Units or, pursuant to Section 3.1(b), other Equity Securities of the Company as consideration for such contribution, (iii) the Company shall (A) cancel the redeemed Common Units and (B) Transfer to the Redeeming Member the consideration the Redeeming Member is entitled to receive under Section 3.6(c) (including if the Company exercises its right to deliver the Cash Election Amount pursuant to Section 3.6(d)), (iv) PubCo shall cancel the surrendered Voting Shares, if applicable, and (v) if the redeemed Common Units are certificated, issue to the Redeeming Member a certificate for the number of Common Units equal to the difference (if any) between the number of Units evidenced by the certificate surrendered by the Redeeming Member and the number of redeemed Units.
xi.If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the Common Shares are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 3.1(d) or Section 3.1(e)), or (ii) except in connection with actions taken with respect to the capitalization of PubCo or the Company pursuant to Section 3.1(g), PubCo, by dividend or otherwise, distributes to all holders of the Common Shares evidences of its Indebtedness or assets, including securities (including Common Shares and any rights, options or warrants to all holders of the Common Shares to subscribe for or to purchase or to otherwise acquire Common Shares, or other securities or rights convertible into, redeemable for or exercisable for Common Shares) but excluding (A) any cash dividend or distribution or (B) any such distribution of Indebtedness or assets, in either case (A) or (B) received by PubCo, directly or indirectly, from the Company in respect of the Common Units, then upon any subsequent Redemption, in addition to the Common Shares or the Cash Election Amount, as applicable, each Redeeming Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Common Shares are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above in clause (A) or (B)), this Section 3.6 shall continue to be

Exhibit 10.35
applicable, mutatis mutandis, with respect to such security or other property.

i.PubCo shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued Common Shares, such number of Common Shares that shall be issuable upon the Redemption of all outstanding Common Units (other than those Common Units held by any member of the PubCo Holdings Group). PubCo covenants that all Common Shares that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Act). In addition, for so long as the Common Shares are listed on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all Common Shares issued upon a Redemption to be listed on such National Securities Exchange at the time of such issuance.
ii.The issuance of Common Shares upon a Redemption shall be made without charge to the Redeeming Member for any stamp or other similar tax in respect of such issuance, except that if any such Common Shares are to be issued in a name other than that of the Redeeming Member, then the Person or Persons in whose names such shares are to be issued shall pay to PubCo (or such other member of the PubCo Holdings Group) the amount of any tax payable in respect of any Transfer involved in such issuance or establish to the satisfaction of PubCo that such tax has been paid or is not payable. Each of the Company and PubCo (or such other member of the PubCo Holdings Group) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption (and the Redeeming Member agrees to indemnify the Company and the PubCo Holdings Group with respect to) such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Common Shares. Prior to making such deduction or withholding, the Company shall give written notice to the Redeeming Member and reasonably cooperate with such Redeeming Member to reduce or avoid any such withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Redeeming Member, and, if withholding is taken in Common Shares, the relevant withholding party shall be treated as having sold such Common Shares on behalf of such Redeeming Member for an amount of cash equal to the Fair Market Value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate Governmental Entity.
iii.Notwithstanding anything to the contrary in this Section 3.6, a Redeeming Member shall be deemed to have offered to sell its Common Units as described in any Redemption Notice to each member of the PubCo Holdings Group, and PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) may, in its sole discretion, in

Exhibit 10.35
accordance with this Section 3.6(n), elect to purchase directly and acquire such Common Units on the Redemption Date by paying to the Redeeming Member that number of Common Shares the Redeeming Member would otherwise receive pursuant to Section 3.6(c) or, if PubCo (or such designated member(s) of the PubCo Holdings Group ) makes a Cash Election, the Cash Election Amount for such Common Shares (the “Call Right”), whereupon PubCo (or such designated member(s) of the PubCo Holdings Group) shall acquire the Common Units offered for Redemption by the Redeeming Member and shall be treated thereafter for all purposes of this Agreement as the owner of such Common Units.

i.If (i) the Members (other than any member of the PubCo Holdings Group) beneficially own, in the aggregate, less than ten percent (10%) of the then-outstanding Common Units and (ii) the Common Shares are listed or admitted to trading on a National Securities Exchange, PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) shall have the right, in its sole discretion, to require any Member (other than any member of the PubCo Holdings Group), collectively with its Affiliates, that beneficially owns less than five percent (5%) of the then-outstanding Common Units to effect a Redemption of all of such Member’s Common Units (together with the surrender and delivery of the same number of Voting Shares); provided that a Cash Election shall not be permitted pursuant to such a Redemption under this Section 3.6(o). PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) shall deliver written notice to the Company and any such Member of its intention to exercise its Redemption Right pursuant to this Section 3.6(o) (a “Minority Member Redemption Notice”) at least 5 Business Days prior to the proposed date upon which such Redemption is to be effected (such proposed date, the “Minority Member Redemption Date”), indicating in such notice the number of Common Units (and corresponding Voting Shares) held by such Member that PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) intends to require to be subject to such Redemption. Any Redemption pursuant to this Section 3.6(o) shall be effective on the Minority Member Redemption Date. From and after the Minority Member Redemption Date, (x) the Common Units and Voting Shares subject to such Redemption shall be deemed to be Transferred to PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) on the Minority Member Redemption Date and (y) such Member shall cease to have any rights with respect to the Common Units and Voting Shares subject to such Redemption (other than the right to receive Common Shares pursuant to such Redemption). Following delivery of a Minority Member

Exhibit 10.35
Redemption Notice and on or prior to the Minority Member Redemption Date, the Members shall take all actions reasonably requested by PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 3.6 to effect a Redemption. Notwithstanding the foregoing, PubCo will only have the right to deliver a Minority Member Redemption Notice if (x) there is an active shelf registration statement in effect with respect to all of such Member’s Common Units subject to Redemption pursuant to a given Minority Member Redemption Notice, and (y) the Common Shares issuable to such Member shall not be subject to any lockup or other restrictions on Transfer.
ii.No Redemption shall impair the right of the Redeeming Member to receive any distributions payable on the Common Units redeemed pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption. No Redeeming Member, or a Person designated by a Redeeming Member to receive Common Shares, shall be entitled to receive, with respect to such record date, distributions or dividends both on Common Units redeemed by the Company from such Redeeming Member and on Common Shares received by such Redeeming Member, or other Person so designated, if applicable, in such Redemption.
iii.In connection with a PubCo Approved Change of Control, PubCo shall have the right, in its sole discretion, to require each Member (other than any member of the PubCo Holdings Group) to effect a Redemption of all of such Member’s Common Units (together, if applicable, with the corresponding number of Voting Shares); provided, however, that if any Member owns more than 10% of the total number of outstanding Common Units at the time of a PubCo Approved Change of Control, PubCo shall use commercially reasonable efforts to consult and cooperate with such Member to structure such Redemption in a tax efficient manner mutually agreeable to such Member and PubCo. Any Redemption pursuant to this Section 3.6(q) shall be effective immediately prior to and conditioned upon the consummation of the PubCo Approved Change of Control (the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date, (i) the Common Units and Voting Shares subject to such Redemption shall be deemed to be transferred to PubCo on the Change of Control Exchange Date and (ii) such Member shall cease to have any rights with respect to the Common Units and Voting Shares subject to such Redemption (other than the right to receive Common Shares pursuant to such Redemption). PubCo shall provide written notice of an expected PubCo Approved Change of Control to all Members within the earlier of (x) 5 Business Days following the execution of the agreement with respect to such PubCo Approved Change of Control and (y) 10 Business Days before the proposed date upon which the contemplated PubCo Approved Change of Control is to be effected, indicating in such notice such information as may reasonably describe the PubCo Approved Change of Control transaction, subject to applicable Law, including the date of execution of such agreement or such proposed

Exhibit 10.35
effective date, as applicable, the amount and types of consideration to be paid for Common Shares in the PubCo Approved Change of Control, any election with respect to types of consideration that a holder of Common Shares, as applicable, shall be entitled to make in connection with such PubCo Approved Change of Control, and the number of Common Units (and, if applicable, the corresponding Voting Shares) held by such Member that PubCo intends to require to be subject to such Redemption. Following delivery of such notice and on or prior to the Change of Control Exchange Date, the Members shall take all actions reasonably requested by PubCo (or such other member of the PubCo Holdings Group) to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 3.6(q) to effect a Redemption. Nothing contained in this Section 3.6(q) shall limit the right of any Member to vote for or participate in any proposed Change of Control of PubCo with respect to such Member’s Common Units and Voting Shares or exchange all Common Units of such Member for Common Shares in connection with such Change of Control.
c.Deemed Capital Contributions
. Consistent with the principles of Treasury Regulation Section 1.83-6(d), if any Member (or its Affiliate) transfers property (including cash) to any service provider, or to another Person, in satisfaction of an obligation of the Company or any of the Company’s subsidiaries (or other entities in which the Company holds an equity interest) and such Member is not entitled to be reimbursed by (or otherwise elects not to seek reimbursement from) the Company for the value of such property (including by way of issuance of Units, Equity Securities or Debt Securities), then, for U.S. federal income and applicable state and local tax purposes, (a) such property shall be treated as having been contributed to the Company by such Member and (b) immediately thereafter the Company shall be treated as having transferred such property to the service provider or Person or otherwise satisfying such obligation.

A. ALLOCATIONS OF PROFITS AND LOSSES
a.Profits and Losses
. After giving effect to the allocations under Section 4.2 and subject to Section 4.4, Profits and Losses for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after giving effect to the special allocations set forth in Section 4.2 and all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 10.2(b) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all Liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such Liability), and all remaining or resulting cash was distributed, in accordance with Section 10.2(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.
a.Special Allocations

Exhibit 10.35
. The following allocations shall be made in the following order:
i.Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member as of the last day of such Fiscal Year or other taxable period. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).
ii.Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 4.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
iii.Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 4.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This Section 4.2(c) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
iv.Notwithstanding any other provision of this Agreement except Section 4.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 4.2(d)), each Member shall be specially allocated items of Company income and gain in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This Section 4.2(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury

Exhibit 10.35
Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
v.Notwithstanding any provision hereof to the contrary except Section 4.2(a) and Section 4.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 4.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.
vi.Notwithstanding any provision hereof to the contrary except Section 4.2(c) and Section 4.2(d), if any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 4.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(f) were not in this Agreement. This Section 4.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
vii.If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year or other taxable period that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.2(f) and this Section 4.2(g) were not in this Agreement.
viii.To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment

Exhibit 10.35
decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
ix.The allocations set forth in Section 4.2(a) through Section 4.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.
x.Items of income, gain, loss, expense or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Partnership Tax Audit Rules, as reasonably determined by the Managing Member.
xi.Consistent with the principles of Treasury Regulation Section 1.83-6(d), if any Member (or its Affiliate) transfers property (including cash) to any service provider, or to another Person, in satisfaction of an obligation of the Company or any of the Company’s Subsidiaries (or other entities in which the Company holds an equity interest), and such Member is not entitled to be reimbursed by (or otherwise elects not to seek reimbursement from) the Company for the value of such property, then any items of deduction or loss resulting from or attributable to such transfer shall be allocated to the Member (or its successor) and such Member shall be deemed to have contributed such property to the Company pursuant to Section 3.7.
b.Allocations for Tax Purposes in General
.
i.Except as otherwise provided in this Section 4.3, each item of income, gain, loss, deduction and credit of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Section 4.1 and Section 4.2.
ii.In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Section 704(c) of the Code to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using such method or methods determined by the

Exhibit 10.35
Managing Member to be appropriate and in accordance with the applicable Treasury Regulations; provided, that the Managing Member will, to the greatest extent possible, use the “traditional method with curative allocations,” with the curative allocations applied only to sale gain, under Treasury Regulations Section 1.704-3(c) with respect to the assets owned by the Company immediately following the date of the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 22, 2021.
iii.Any (i) recapture of Depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions to the maximum extent permissible by Law, and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable Law.
iv.Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).
v.Allocations pursuant to this Section 4.3 are solely for purposes of U.S. federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
vi.If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).
c.Other Allocation Rules
.
i.The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.
ii.The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 3.4 and the allocations set forth in Section 4.1, Section 4.2, and Section 4.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member determines that the application of the provisions in Section 3.4, Section 4.1, Section 4.2, or Section 4.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions.
iii.All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee in accordance with a method

Exhibit 10.35
determined by the Managing Member and permissible under Section 706 of the Code and the Treasury Regulations thereunder.
iv.The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member unless otherwise determined by the Managing Member.
B. DISTRIBUTIONS
a.Distributions
.
i.Distributions. To the extent permitted by applicable Law and hereunder, and except as otherwise provided in Section 10.2, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; any such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis (provided that repurchases or redemptions made in accordance with Section 3.1, Section 3.6, or payments made in accordance with Section 6.2 or Section 6.7 need not be on a pro rata basis), in accordance with the number of Common Units and Participating Warrant Units owned by each Member as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make distributions (i) solely with respect to the relevant class of Preferred Pubco Units in such times and in such amounts as correspond to any amounts required to be paid by the PubCo Holdings Group with respect to the corresponding Equity Security issued by PubCo of such Preferred Pubco Units (other than any amounts paid in redemption of the relevant Preferred Pubco Units in accordance with Section 3.1(d)) and (ii) as set forth in Section 5.2 and Section 10.2(b)(iii). Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.
ii.Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.
iii.Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. Except for repurchases or redemptions made in accordance with Section 3.1(d), Section 3.6, or payments made in accordance with Section 6.2 or Section 6.7, in the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property). To the extent that the Company distributes property in-

Exhibit 10.35
kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 4.1 and Section 4.2.
b.Tax-Related Distributions
. The Company shall, subject to any restrictions contained in any agreement to which the Company is bound, make distributions (each, a “Tax-Related Distribution”) out of legally available funds to all Members, on a pro rata basis, in accordance with the number of Common Units owned by each Member, at such times and in such amounts as the Managing Member reasonably determines is necessary (taking into account any distributions reasonably expected to be made pursuant to Section 5.1(a), but only to the extent reasonably contemporaneously with such Tax-Related Distribution), to enable the PubCo Holdings Group to timely satisfy its Tax-Related Liabilities; provided, however, that to the extent any Tax-Related Liabilities of PubCo have arisen as a result of its ownership of Units or Equity Securities of the Company other than Common Units, the Tax-Related Distribution with respect to such amounts shall be made solely with respect to such other Units or Equity Securities, as applicable.
a.Distribution Upon Withdrawal
. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.
A. MANAGEMENT
a.The Managing Member; Fiduciary Duties
.
i.PubCo shall be the sole managing member of the Company (the “Managing Member”). Except as otherwise required by Law, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) without the consent of any other Member, and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.
ii.Except as otherwise provided herein, in connection with the performance of its duties as the Managing Member of the Company, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation under the DGCL if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation; provided, that all Members acknowledge and agree that the Managing Member shall owe no fiduciary or other duty to any Member where this Agreement provides that the Managing Member may act or otherwise proceed in its sole discretion. The Members further acknowledge that the Managing Member will take action through the Board and that the

Exhibit 10.35
members of the Board will owe comparable fiduciary duties to the stockholders of PubCo.

a.Indemnification; Exculpation
.
i.The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such Person (or a Person for whom such Person is the legal representative or a director, officer or employee) is or was a Person entitled to indemnification under the Existing LLC Agreement, or is a Member, or acting as the Managing Member or Company Representative of the Company or, while being a Person entitled to indemnification under the Existing LLC Agreement, a Member, or acting as the Managing Member or Company Representative of the Company, is or was serving at the request of the Company as a member, director, officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (each of the Persons referred to above in this Section 6.2(a) being referred to as a “Covered Person”), whether the basis of such Proceeding is alleged action or failure of action in an official capacity as a member, director, officer, trustee, employee or agent, or in any other capacity while serving as a member, director, officer, trustee, employee or agent, against all costs, expenses (including reasonable attorneys’ fees), Liability and loss incurred or suffered by such Covered Person in connection with such Proceeding, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, such Covered Person breached the terms of this Agreement or any duties owed to the Company or the Members. The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment), pay the costs and expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that to the extent required by applicable Law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that

Exhibit 10.35
the Covered Person is not entitled to be indemnified under this Section 6.2(a) or otherwise. The rights to indemnification and advancement of expenses under this Section 6.2(a) shall be Contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 6.2(a), except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Managing Member. If this Section 6.2(a) or any portion of this Section 6.2(a) shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Covered Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 6.2(a) that shall not have been invalidated.
ii.Subject to other applicable provisions of this Section 6.2, to the fullest extent permitted by applicable Law, the Covered Persons shall not be liable to the Company, any Subsidiary, any director, any Member or any holder of any equity interest in any Subsidiary by virtue of being a Covered Person or for any acts or omissions in their capacity as a Covered Person or otherwise in connection with the Company, this Agreement or the business and affairs of the Company and its Subsidiaries unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such losses or Liabilities were the result of conduct in which such Covered Person breached the terms of this Agreement or any duties owed to the Company or the Members.

a.Maintenance of Insurance or Other Financial Arrangements
. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.
a.Resignation or Termination of Managing Member
. PubCo (or its successor, as applicable) shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 6.4. No termination or replacement of PubCo (or its successor, as applicable) as Managing Member shall be effective

Exhibit 10.35
unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo (or its successor, as applicable) to comply with all of PubCo’s or such member’s obligations under this Agreement (including its obligations under Section 3.6) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all of the Managing Member’s obligations under this Agreement.
a.No Inconsistent Obligations
. The Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.
a.Reclassification Events of PubCo
. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall amend this Agreement in compliance with Section 11.1, and enter into supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the Redemption Right of holders of Common Units set forth in Section 3.6 provide that each Unit (together with the surrender and delivery of one Voting Share) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one Common Share becomes exchangeable for or converted into as a result of the Reclassification Event, and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such Redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.
a.Certain Costs and Expenses
. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company and its Subsidiaries (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company and its Subsidiaries) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (b) reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member (including, for the avoidance of doubt, any tax imposed under Section 4501 of the Code (a “Buyback Tax”)). To the extent that the Managing Member determines that any expenses or other costs incurred, paid, or otherwise borne by the PubCo Holdings Group are related to the business and affairs of the PubCo Holdings Group that are conducted through the Company or its Subsidiaries (including expenses that relate to the business and affairs of the Company or its Subsidiaries and that also relate to other activities of any member of the PubCo Holdings Group), the Managing Member may cause the Company to pay or bear all such expenses or other costs, including, for the avoidance of doubt, where any member of the PubCo Holdings Group pays or bears any expenses or any other obligations of the Company or its Subsidiaries through the transfer or forfeiture by such member of the PubCo Holdings Group of any Common Units or other Equity Securities of the Company (or Equity Securities of any other member(s) of the PubCo Holdings

Exhibit 10.35
Group that directly or indirectly owns Equity Securities of the Company) (an “Equity Payment”); provided that the Company shall not pay or bear any income tax obligations of any member of the PubCo Holdings Group or any obligations of any member of the PubCo Holdings Group pursuant to the TRA or any Subsequent TRA. In the case of an Equity Payment, (i) the Managing Member shall be deemed to automatically cause the Company to issue to such member of the PubCo Holdings Group (and the Company shall be deemed to have automatically issued to such member of the PubCo Holdings Group without further action or agreement) a number of Common Units or such other Equity Securities equal to the number of Common Units or other Equity Securities, as applicable, transferred or forfeited (or held directly or indirectly by the other member(s) of the PubCo Holdings Group whose Equity Securities were transferred or forfeited), and (ii) the Managing Member shall be deemed to automatically cause the Company to issue to the applicable creditor or other payee (and the Company shall be deemed to have automatically issued to the applicable creditor or other payee without further action or agreement) a number of Common Units or such other Equity Securities such that the total number of Common Units or other Equity Securities received by the applicable creditor or other payee in connection with the Equity Payment have a value equal to the Common Units or other Equity Securities initially transferred by the applicable member of the PubCo Holdings Group in such Equity Payment. Any payments made to or on behalf of any member of the PubCo Holdings Group pursuant to this Section 6.7 shall not be treated as a distribution pursuant to Section 5.1(a) but shall instead be treated as an expense of the Company. Consequently, except as otherwise required by applicable Law, notwithstanding anything else in this agreement, the Members and the Company agree that, for U.S. federal and applicable state and local income tax purposes, including the application of the TRA or any Subsequent TRA, any payment or other satisfaction (including by way of transfer or forfeiture of Equity Securities) by any member of the PubCo Holdings Group of any expenses or any other obligations of the Company or its Subsidiaries, together with the reimbursement by the Company to the relevant member of the PubCo Holdings Group in accordance with the second and third sentences of this paragraph, is intended to be treated as though the Company paid the relevant expense or other obligation (including by way of deemed issuance of Common Units or other Equity Securities of the Company, where applicable) directly to the relevant creditor or other payee in direct satisfaction of the Company’s (or its Subsidiary’s) own obligation.
A. ROLE OF MEMBERS
a.Rights or Powers
.
i.Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its

Exhibit 10.35
capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.
ii.The Company shall promptly (but in any event within 3 Business Days) notify the Members in writing if, to the Company’s knowledge, for any reason, it would be an “investment company” within the meaning of the Investment Company Act, but for the exceptions provided in Section 3(c)(1) or 3(c)(7) thereunder.
b.Voting
.
i.Meetings of the Members may be called upon the written request of the Managing Member or Members holding at least 50% of the outstanding Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than 2 Business Days and not more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units (excluding Warrant Units) shall constitute the act of the Members.
ii.Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.
iii.Each meeting of Members shall be conducted by the Managing Member or such individual Person as the Managing Member deems appropriate.
iv.Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.
c.Various Capacities
. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Company Representative.
a.Investment Opportunities
.
i.To the fullest extent permitted by applicable Law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member, any of their respective Affiliates (other than the Company, the Managing Member or any of their respective Subsidiaries), or any of their respective officers, directors, agents, shareholders, members, and partners

Exhibit 10.35
(each, a “Business Opportunities Exempt Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any of its Subsidiaries shall have any duty to communicate or offer such opportunity to the Company. No amendment or repeal of this Section 7.4 shall apply to or have any effect on the liability or alleged liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 7.4. Neither the alteration, amendment or repeal of this Section 7.4, nor the adoption of any provision of this Agreement inconsistent with this Section 7.4, shall eliminate or reduce the effect of this Section 7.4 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 7.4, would accrue or arise, prior to such alteration, amendment, repeal or adoption.
B. TRANSFERS OF INTERESTS
a.Restrictions on Transfer
.
i.Except as provided in Section 3.6 or this Article VIII, no Member shall Transfer all or any portion of its Interest without the Managing Member’s prior written consent, which consent shall be granted or withheld in the Managing Member’s sole discretion. If all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(a) shall be null and void and of no force or effect whatsoever. The restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of PubCo; except that in no circumstance may Voting Shares be Transferred unless a corresponding number of Common Units are Transferred to the same Person and in no circumstance may Common Units be Transferred unless a corresponding number of Voting Shares are also Transferred to the same Person.
ii.In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of Equity Securities in the Company by any Member be made to any Person who lacks the legal right, power or capacity to own Equity Securities in the Company; if the Managing Member reasonably determines such Transfer (A) would be

Exhibit 10.35
considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1, (B) would result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (C) would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or otherwise become taxable as a corporation under the Code; if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; if such Transfer requires the registration of any Equity Securities issued upon any exchange of any Equity Securities, pursuant to any applicable U.S. federal or state securities Laws; or if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding Law). Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(b) shall be null and void and of no force or effect whatsoever.
iii.Notwithstanding the provisions in Section 8.1(a), but subject to the other provisions in this Article VIII, Q Power and its Affiliates may Transfer all or a portion of their Equity Securities in the Company to any Permitted Transferee or their respective members or holders of Equity Securities without the consent of any other Member or Person.
iv.A Member making a Transfer (including a deemed Transfer for U.S. federal income tax purposes as described in Section 3.6(g)) permitted by this Agreement shall, unless otherwise determined by the Managing Member, (i) at least 10 Business Days before such Transfer, have delivered to the Company and the Transferee an affidavit of non-foreign status with respect to such Transferor that satisfies the requirements of Section 1446(f)(2) of the Code or other documentation establishing a valid exemption from withholding pursuant to Section 1446(f) of the Code or (ii) contemporaneously with such Transfer, properly withhold and remit to the Internal Revenue Service the amount of tax required to be withheld upon the Transfer by Section 1446(f) of the Code (and provide evidence to the Company of such withholding and remittance promptly thereafter).
v.Notwithstanding the foregoing or anything to the contrary herein, PubCo may Transfer its economic interests in the Company pursuant to a pledge to secure Indebtedness of the Company and its subsidiaries and, upon foreclosure on such pledge, such economic interests may be Transferred to a single transferee designated by the lenders (or their representative) who

Exhibit 10.35
hold such Indebtedness who shall, notwithstanding anything to the contrary herein, then be automatically admitted as a Member hereunder.
b.Notice of Transfer
. Other than in connection with Transfers made pursuant to Section 3.6, each Member shall, no later than 3 Business Days following any Transfer of Equity Securities in the Company, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.
a.Transferee Members
. A Transferee of Equity Securities in the Company pursuant to this Article VIII shall have the right to become a Member only if (a) the requirements of this Article VIII are met, (b) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (c) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws and such other customary representations as determined by the Managing Member, (d) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of all or a portion of a Member’s Interest, whether or not consummated, and (e) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member.
a.Legend
. Each certificate or book-entry position representing a Unit will be stamped with or otherwise bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF STRONGHOLD DIGITAL MINING HOLDINGS LLC DATED AS OF APRIL 1, 2021 AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”
A. ACCOUNTING; Certain tax matters
a.Books of Account

Exhibit 10.35
. The Company shall, and shall cause each Subsidiary of the Company to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.
a.Partnership Continuation
. The Members and the Company have agreed to treat the Company as a continuation of the Prior Partnership for U.S. federal (and applicable state and local) income tax purposes and to take no position inconsistent therewith except to the extent required by Law. In accordance with the foregoing, the Company shall use the U.S. employer identification number used by the Prior Partnership immediately prior to the transactions contemplated by that certain Master Transation Agreement, dated as of April 1, 2021, pursuant to which PubCo became admitted as a Member of the Company.
a.Tax Elections
.
i.The Company and any eligible Subsidiary of the Company (i) shall make an election (or continue a previously made election) pursuant to Section 754 of the Code (and any similar provisions of applicable U.S. state or local law) for the taxable year of the Company that includes the date hereof and shall not thereafter revoke such election and (ii) shall use commercially reasonable efforts to ensure that any entity in which the Company holds a direct or indirect interest that is treated as a partnership for U.S. federal income tax purposes that does not meet the definition of “Subsidiary” herein, will have in effect an election pursuant to Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law). In addition, the Company shall make, to the extent not previously made, the following elections on the appropriate forms or tax returns, if permitted under the Code or applicable Law:
a.to adopt the calendar year as the Company’s Fiscal Year;
b.to adopt the accrual method of accounting for U.S. federal income tax purposes;
c.to elect to amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code;
d.except where the Managing Member elects to apply Section 9.6(e), to make an election under Section 6226(a) of the Code, commonly known as the “push out” election, or any analogous election under state or local tax law, if applicable; and
e.except as otherwise provided herein, any other election the Managing Member may in Good Faith deem appropriate.
ii.Upon request of the Managing Member, each Member shall cooperate in Good Faith with the Company in connection with the Company’s efforts to make any election pursuant to this Section 9.3.
b.Tax Returns; Information
. The Managing Member shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Managing Member shall furnish to each Member a copy of each approved return and statement, together with any schedules (including Internal Revenue Service Schedule K-1) or other information that a Member may

Exhibit 10.35
require in connection with such Member’s own tax affairs as soon as practicable. The Company shall also (a) provide each Member with an estimate of its share of the Company’s taxable income for each Fiscal Year by December 31 of such Fiscal Year, including an estimate of state and local apportionment information, (b) cause an estimated Internal Revenue Service Schedule K-1 or any successor form to be prepared and delivered to the Members within 90 days after the end of each Fiscal Year, including any appropriate state and local apportionment information, and (c) deliver or cause to be delivered to the Members a final Internal Revenue Service Schedule K-1, including any appropriate state and local apportionment information, as soon as practicable, but in any event, at least 45 days prior the due date for such return (including any extensions). Each Member agrees to (a) take all actions reasonably requested by the Company or the Company Representative to comply with the Partnership Tax Audit Rules, including where applicable, filing amended returns as provided in Sections 6225 or 6226 of the Code and providing confirmation thereof to the Company Representative and (b) furnish to the Company (i) all reasonably requested certificates or statements relating to the tax matters of the Company (including an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code), and (ii) all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be prepared and timely filed.
a.Company Representative
. The Managing Member is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law. The Company Representative shall designate a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3). The Company and the Members (including any Member designated as the Company Representative prior to the date hereof) shall cooperate fully with each other and shall use reasonable best efforts to cause the Managing Member (or any other Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired, including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d). In acting as Company Representative, the Managing Member shall act, to the maximum extent possible, to cause income, gain, loss, deduction, and credit of the Company, and adjustments thereto, to be allocated or borne by the Members in the same manner as such items or adjustments would have been borne if the Company could have effectively made an election under Section 6221(b) of the Code (commonly known as the “election out”) or similar state or local provision with respect to the taxable period at issue. The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Company Representative.
a.Withholding Tax Payments and Obligations
.
i.Withholding Tax Payments. Each of the Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member, any amount of U.S. federal, state or local or non-U.S. taxes that the Managing Member determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.

Exhibit 10.35
ii.Allocation of Tax Payments. To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member determines, in Good Faith, that such tax (including any Company Level Tax) specifically relates to one or more particular Members, such tax shall be treated as an amount of tax withheld or paid with respect to such Member pursuant to this Section 9.6. Any determinations made by the Managing Member pursuant to this Section 9.6 shall be binding on the Members.
iii.Tax Contribution and Indemnity Obligation. Any amounts withheld or paid with respect to a Member pursuant to Section 9.6(a) or Section 9.6(b) (other than the payment of Company Level Taxes) shall be offset against any distributions to which such Member is entitled concurrently with such withholding or payment (a “Tax Offset”); provided that the amount of any distribution subject to a Tax Offset shall be treated as having been distributed to such Member pursuant to Section 5.1 or Section 10.2(b)(iii) at the time such Tax Offset is made. To the extent that (i) the amount of such Tax Offset exceeds the distributions to which such Member is entitled concurrently with such withholding or payment (an “Excess Tax Amount”), or (ii) there is a payment of Company Level Taxes relating to a Member, the amount of such (A) Excess Tax Amount or (B) Company Level Taxes, as applicable, shall, upon notification to such Member by the Managing Member, give rise to an obligation of such Member to make a Capital Contribution to the Company (a “Tax Contribution Obligation”), which Tax Contribution Obligation shall be immediately due and payable. If a Member defaults with respect to its Tax Contribution Obligation, the Company shall be entitled to offset the amount of a Member’s Tax Contribution Obligation against distributions to which such Member would otherwise be subsequently entitled until the full amount of such Tax Contribution Obligation has been contributed to the Company or has been recovered through offset against distributions and, any such offset shall be treated as distributed to such Member pursuant to Section 5.1 or Section 10.2(b), as applicable, at the time such offset is made for purposes of this Agreement. To the extent the Managing Member determines it is appropriate for purposes of properly maintaining Capital Accounts, (x) any payment by a Member with respect to such Member’s Tax Contribution Obligation shall increase such Member’s Capital Account, but shall not reduce the amount (if any) that a Member is otherwise obligated to contribute to the Company, and (y) any recovery of such Tax Contribution Obligation through an offset against distributions to such Member shall not reduce such Member’s Capital Account by the amount of such offset. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay the Company any amounts required to be paid pursuant to this Section 9.6. Each Member shall take such actions as the Company may reasonably request in order to perfect or enforce the security interest created hereunder. Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Company Representative and the Managing Member from and against

Exhibit 10.35
any Liability (including any Liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member.
iv.Continued Obligations of Former Members. Any Person who ceases to be a Member shall be deemed to be a Member solely for purposes of this Section 9.6, and the obligations of a Member pursuant to this Section 9.6 shall survive until 30 days after the closing of the applicable statute of limitations on assessment with respect to the taxes withheld or paid by the Company or a Subsidiary that relate to the period during which such Person was actually a Member. If the Managing Member determines in its sole discretion that seeking indemnification for Company Level Taxes from a former Member is not practicable, or that seeking such indemnification failed, then, in either case, the Managing Member may (i) recover any Liability for Company Level Taxes from the substituted Member that acquired directly or indirectly the applicable interest in the Company from such former Member or (ii) treat such Liability for Company Level Taxes as a Company expense.
v.Managing Member Discretion Regarding Recovery of Taxes. Notwithstanding the foregoing, the Managing Member may choose not to recover an amount of Company Level Taxes or other taxes withheld or paid with respect to a Member under this Section 9.6 to the extent that there are no distributions to which such Member is entitled that may be offset by such amounts if the Managing Member determines, in its reasonable discretion, that such a decision would be in the best interests of the Members (e.g., where the cost of recovering the amount of taxes withheld or paid with respect to such Member is not justified in light of the amount that may be recovered from such Member).

A. DISSOLUTION AND TERMINATION
a.Liquidating Events
. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):
i.the sale of all or substantially all of the assets of the Company; and
ii.the determination of the Managing Member to dissolve, wind up, and liquidate the Company.
The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 10.1(b), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.2 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Exhibit 10.35
a.Procedure
.
i.In the event of the dissolution of the Company for any reason, the Managing Member or such other Person as is designated by the Managing Member (“Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 10.3(a), such Winding-Up Member shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.
ii.Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:
1.first, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;
2.second, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 10.2(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii) below, as applicable); and
3.third, to the Members holding Preferred Pubco Units, an amount equal to any outstanding amounts required to be paid by the PubCo Holdings Group with respect to the corresponding Equity Securities issued by PubCo to such Preferred Pubco Units;
4.fourth, the balance to the Members holding Common Units (including, for the avoidance of doubt, any Warrant Units that are automatically converted into Common Units) and Participating Warrant Units pro rata in accordance with the number of Common Units and Participating Warrant Units owned by each Member.
iii.Except as provided in Section 10.3(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.
iv.Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managing Member or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the

Exhibit 10.35
Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.
b.Rights of Members
.
i.Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.
ii.Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.
c.Notices of Dissolution
. If a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 10.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.
a.Reasonable Time for Winding Up
. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.
a.No Deficit Restoration
. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.
A. GENERAL
a.Amendments; Waivers
.
i.The terms and provisions of this Agreement may only be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) with the approval of (y) the Managing Member and (z) if at such time the Members (other than any member of the PubCo Holdings Group) beneficially own, in the aggregate, more than 10% of the then-outstanding Units, the holders of at least 66 2/3% of the outstanding Units held by Members other than the PubCo Holdings Group; provided that no waiver, modification or amendment shall be effective until at least 5 Business Days after written notice is provided to the Members that the requisite consent has been obtained for such waiver, modification or amendment, and any Member, including any Member not providing written consent, shall have the right to file a Redemption Notice prior to the effectiveness of such waiver, modification or amendment; provided further, that no amendment to this Agreement may:
a.modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member; or

Exhibit 10.35
b.materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial (or would have a different or prejudicial effect) relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner
ii.Notwithstanding the provisions of Section 11.1(a), the Managing Member, acting alone, may amend this Agreement or update the books and records of the Company (i) to reflect the admission of new Members, Transfers of Interests, the issuance of additional Equity Securities, as provided by the terms of this Agreement, and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.1(e), (ii) to the minimum extent necessary to comply with or administer in an equitable manner the Partnership Tax Audit Rules in any manner determined by the Managing Member, and (iii) as necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
iii.No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
iv.Notwithstanding anything to the contrary in this Agreement, the Company shall not consummate a merger, consolidation or other combination without the consent of the holders of a majority of the Units not held by the PubCo Holdings Group.
b.Further Assurances
. Each party hereto agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.
a.Successors and Assigns
. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party hereto may assign its rights hereunder except as herein expressly permitted.
a.Certain Representations by Members
. Each Member (or, if such Member is disregarded for U.S. federal income tax purposes, such Member’s regarded owner for such purposes), by executing this Agreement and becoming a Member, whether by making a Capital Contribution, by admission in connection with a permitted Transfer, or otherwise, represents and warrants to the Company and the Managing Member, as of the date of its admission as a Member, that such Member is either (a) not a partnership, grantor trust, or a Subchapter S corporation for U.S. federal income tax purposes (e.g., an individual or a Subchapter C corporation), or (b) is a partnership, grantor trust, or a Subchapter S corporation for U.S. federal income tax purposes, but (i) permitting the Company to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h)(1)(ii) is not a principal purpose of any beneficial owner of such Member in investing in the Company through such Member, (ii) such Member was formed for business purposes prior to or in connection with the investment by such Member in the Company or for estate planning purposes,

Exhibit 10.35
and (iii) no beneficial owner of such Member has a redemption or similar right with respect to such Member that is intended to correlate to such Member’s right to Redemption pursuant to Section 3.6.
a.Entire Agreement
. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, including the TRA, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.
a.Rights of Members Independent
. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more or any combination of such rights may be exercised by a Member or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.
a.Governing Law
. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to Contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.
a.Jurisdiction and Venue
. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 11.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.
a.Headings
. The Table of Contents and the Article, Section, subsection, and Exhibit titles and headings in this Agreement are inserted for convenience only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
a.Counterparts
. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.
a.Notices

Exhibit 10.35
. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, by telecommunications mechanism or electronically, or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:
If to the Company or the Managing Member, addressed to it at:
____

With copies (which shall not constitute notice) to:
____

or to such other address or to such other Person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication or electronically, when transmitted to the applicable number or electronic mail address so specified in (or pursuant to) this Section 11.11 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date 3 days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.
a.Representation By Counsel; Interpretation
. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.
a.Severability
. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect; provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.
a.Expenses
. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.
a.Waiver of Jury Trial
. EACH OF THE COMPANY, THE MEMBERS, THE MANAGING MEMBER AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.
a.No Third Party Beneficiaries
. Except as expressly provided in Section 6.2 and Section 10.2(b), nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto

Exhibit 10.35
and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.
[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed as of the date first above written.
COMPANY:

STRONGHOLD DIGITAL MINING HOLDINGS LLC, a Delaware limited liability company

By: ___/s/ Greg Beard____________
Name: Gregory A. Beard
Title: Authorized Person

MEMBERS:

Q Power LLC, a Delaware limited liability company

By: ___/s/ Greg Beard____________
Name: Gregory A. Beard
Title: Member

By: ___/s/ Bill Spence____________
Name: William B. Spence
Title: Member

Stronghold Digital Mining, Inc., a Delaware corporation

By: ___/s/ Greg Beard____________
Name: Gregory A. Beard
Title: Authorized Officer

Exhibit 10.35

MANAGING MEMBER:

STRONGHOLD DIGITAL MINING, INC., a Delaware corporation

By: ___/s/ Greg Beard____________
Name: Gregory A. Beard
Title: Authorized Officer

A.

Member	Common Units	Series C Preferred Units	2022 Warrant Units	WH Warrant Units	Series A Warrant Units	Series B Warrant Units	Second 2022 Warrant Units	2022 Pre-Funded Warrant Units
Q Power LLC	26,057,600	0	0	0	0	0	0	0
Stronghold Digital Mining, Inc.	38,317,766	20,042	8,993,606	4,353,399	97,920	18,170	5,602,409	2,725,650
Total	64,375,366	20,042	8,993,606	4,353,399	97,920	18,170	5,602,409	2,725,650